UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2026

Imunon, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	001-15911	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

997 Lenox Drive, Suite 100, Lawrenceville, NJ	08648-2311
(Address of principal executive offices)	(Zip Code)

(609) 896-9100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	IMNN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Imunon, Inc. (the “Company”) held on June 16, 2026, the Company’s stockholders approved an amendment to the IMUNON, Inc. 2018 Stock Incentive Plan (the “Plan”), which amendment was approved by the Company’s board of directors on February 27, 2026. The amendment increased the aggregate number of shares of common stock that may be delivered pursuant to all awards granted under the Plan by an additional 1,000,000 shares so that the new aggregate share limit for the Plan is 1,265,004 shares.

A copy of the IMUNON, Inc. 2018 Stock Incentive Plan, as amended as of June 16, 2026, is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As of the record date for the determination of shareholders entitled to vote at the Meeting, there were 3,983,342 shares of the Company’s common stock outstanding and entitled to vote. At the Annual Meeting, 1,808,666 shares of the Company’s common stock were represented in person or by proxy, constituting a quorum. Set forth below are the matters acted upon at the Annual Meeting and the final voting results on each matter, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 4, 2026.

Proposal 1

The Company’s stockholders elected the individuals listed below as Class I directors of the Company’s board of directors until the Company’s 2029 annual meeting of stockholders. The results of the vote were as follows:

Nominee	For	Withheld	Broker Non-Votes
Mr. Frederick J. Fritz	647,890	70,401	1,090,375
Ms. Christine A. Pellizzari	653,302	64,989	1,090,375

In addition to the directors elected above, Dr. Stacy R. Lindborg, Mr. Michael H. Tardugno, Mr. James E. Dentzer, and Dr. Donald P. Braun continued to serve as directors after the Annual Meeting.

Proposal 2

The Company’s stockholders ratified the appointment of WithumSmith + Brown, PC as the independent registered public accounting firm for the fiscal year ending December 31, 2026. The results of the vote were as follows:

For	Against	Abstain
1,715,881	81,399	11,386

Proposal 3

The proposal to approve, on an advisory basis, the 2025 compensation of the Company’s named executive officers (“Say-on-Pay”), was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
580,096	115,666	22,529	1,090,375

Proposal 4

The proposal to approve an Amendment to the IMUNON, INC. 2018 Stock Incentive Plan to increase the aggregate number of shares of common stock that may be delivered pursuant to all awards granted under the Plan was approved based upon the following votes:

For	Against	Abstain	Broker Non-Votes
562,622	137,055	18,614	1,090,375

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	IMUNON, Inc. 2018 Stock Incentive Plan, as amended as of June 16, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMUNON INC.

Dated: June 16, 2026	By:	/s/ Susan Eylward
Susan Eylward
General Counsel and Corporate Secretary